UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2014

URS CORPORATION

Delaware	1-7567	94-1381538
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Montgomery Street, 26th Floor

San Francisco, California 9411-2728

(Address of principal executive offices) (Zip Code)

(415) 774-2700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On October 17, 2014, URS Corporation, a Delaware corporation (the “Company”), was acquired by AECOM Technology Corporation (“AECOM”), pursuant to the Agreement and Plan of Merger, dated as of July 11, 2014 (the “Merger Agreement”), by and among the Company, AECOM, ACM Mountain I, LLC (“Merger Sub”) and ACM Mountain II, LLC (“Merger Sub I”), both direct wholly-owned subsidiaries of AECOM. Pursuant to the Merger Agreement, Merger Sub merged with and into the Company, with the Company continuing as the surviving company and a direct wholly-owned subsidiary of AECOM (the “Merger”). Immediately thereafter, as part of a single integrated transaction with the Merger, the Company merged with and into Merger Sub I (the “Second Merger”), with Merger Sub I continuing as the surviving company and a direct wholly-owned subsidiary of AECOM (the “Surviving Company”). Merger Sub I has been renamed AECOM Global II, LLC.

Item 1.02	Termination of Material Definitive Agreement.

On October 17, 2014, in connection with the completion of the Merger, the Company terminated the Credit Agreement, dated as of October 19, 2011, among the Company, certain subsidiaries of the Company, and the financial institutions party thereto (as amended from time to time).

Item 2.01	Completion of Acquisition or Disposition of Assets

The information set forth under Item 5.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule of Standard; Transfer of Listing

On October 17, 2014, the Company notified the New York Stock Exchange (the “NYSE”) of the effectiveness of the Merger, pursuant to which each share of the Company’s common stock, par value $0.01 per share (the “Common Stock”), was converted into the right to receive the Merger Consideration (as defined below). Trading of the Common Stock on the NYSE was suspended before the opening of trading on October 17, 2014. In addition, on October 17, 2014, the Company requested that the NYSE file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to delist and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended. The NYSE filed the Form 25 with the SEC on October 20, 2014. The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated into this Item 3.01 by reference.

Item 3.03	Material Modification to Rights of Security Holders

Effective as of the closing of the Merger, each outstanding share of Common Stock (other than shares held in treasury by the Company or owned, directly or indirectly, by AECOM, Merger Sub or any of their respective subsidiaries, which shares were cancelled) was converted into the right to receive either shares of AECOM common stock or cash consideration depending upon the election of the stockholder (subject to proration if the aggregate cash consideration available in the Merger was undersubscribed or oversubscribed), with a value equal to $53.991, which is the sum of (i) 0.734 shares of AECOM common stock multiplied by the average of the closing sales prices on the NYSE for AECOM common stock during the five trading days ending the day before the completion of the Merger and (ii) $33.00 (the “Merger Consideration”). Pursuant to the Merger Agreement, if the aggregate consideration to be paid to any holder of Common Stock would result in such holder receiving a fractional share of AECOM common stock, cash will be paid in lieu of such fractional share.

At the effective time of the Merger, the outstanding equity awards of the Company were either (A) converted into comparable awards for shares of AECOM stock or (B) cancelled and converted into the right to receive shares of AECOM common stock or cash consideration depending upon the election of the award holder (subject to proration if the aggregate cash consideration available in respect of equity awards in the Merger was undersubscribed or oversubscribed), with a value equal to $53.991, which is the sum of (i) 0.734 shares of AECOM common stock multiplied by the average of the closing sales prices on the NYSE for AECOM common stock during the five trading days ending the day before the completion of the Merger and (ii) $33.00, as follows:

•	Each outstanding and unvested Company restricted stock unit and Company restricted stock award that vests solely based on the passage of time and that did not vest by its terms upon the consummation of the Merger was assumed by AECOM and converted into restricted stock and restricted stock units with respect to shares of AECOM common stock, on the same terms and conditions as applied to such Company restricted stock unit and Company restricted stock awards immediately prior to the consummation of the Merger, with the number of shares of AECOM common stock subject to each such assumed share of restricted stock and restricted stock unit determined by multiplying the number of shares of Company common stock subject to each such restricted stock unit and restricted stock award by an exchange ratio of 1.8879 (rounded to the nearest whole share). Any corresponding accrued but unpaid dividends and dividend equivalents with respect to such Company restricted stock units and Company restricted stock awards were also assumed by AECOM and remain outstanding as an obligation with respect to the converted award.

•	Each outstanding Company restricted stock unit and Company restricted stock award that vests solely based on the passage of time and that either was vested, but not yet settled at the time the Merger, or that vested by its terms upon the consummation of the Merger, vested and entitled the holder thereof to the merger consideration, subject to the award holder’s election and proration as described in the Merger Agreement, and any corresponding accrued but unpaid dividends or dividend equivalents (less applicable tax withholding), which will be paid and/or delivered, as applicable, within thirty (30) days after the closing date, subject to certain limited exceptions.

•

Each outstanding Company restricted stock unit and Company restricted stock award that vested, in whole or in part, based on the achievement of performance goals (other than the performance-based awards granted in March 2013 with a two-year performance period ending January 2, 2015, which were determined to have not met their applicable performance goals and were cancelled prior to the consummation of the

Merger), vested based on the deemed achievement of the performance goals at target level and entitled the holder thereof to the merger consideration, subject to the award holder’s election and proration as described in the Merger Agreement, and any corresponding accrued but unpaid dividends or dividend equivalents (less applicable withholding), which will be paid and/or delivered, as applicable, within forty-five (45) days after the closing date, subject to certain limited exceptions.

•	Each outstanding Company deferred stock award held by a non-employee director and each outstanding Company deferred restricted stock unit, all of which were vested prior to the effective of the Merger, entitled the holder thereof to the merger consideration, subject to the award holder’s election and proration as described in the Merger Agreement, the delivery and/or payment, as applicable, of which (including any applicable dividend equivalents) will be made on the first business day that follows the six (6) month anniversary of the holder’s separation from service with the Company and AECOM, subject to certain limited exceptions.

As described above, effective as of the closing of the Merger, Company stockholders and eligible equity award holders were entitled to elect to receive the merger consideration in the form of cash or shares of AECOM common stock. The election deadline was 2 p.m. California time on October 15, 2014. Stockholders and eligible equity award holders who did not make a timely election will receive a combination of cash and shares of AECOM common stock, after effect is given to the preferences of the Company stockholders and equity award holders that made elections.

Item 5.01	Changes in Control of Registrant

On October 17, 2014, AECOM consummated the acquisition of the Company through the merger of Merger Sub with and into the Company, with Company continuing as the surviving entity and a direct wholly-owned subsidiary of AECOM, followed immediately thereafter, as part of a single integrated transaction, with the merger of the Company with and into Merger Sub I, with Merger Sub I continuing as the surviving entity and a direct wholly-owned subsidiary of AECOM.

The information set forth under Item 5.02 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

In connection with the Merger, AECOM will pay a total of approximately $2.3 billion in cash and issue approximately 51,713,697 shares of AECOM common stock to former stockholders and equity award holders of URS, and will reserve approximately 2,560,948 shares of AECOM common stock for issuance in respect of the URS equity awards assumed by AECOM in the Merger. The estimates provided for herein are based on the number of shares of URS common stock and equity awards outstanding as of October 16, 2014. The actual cash paid, shares issued and shares reserved may vary from this estimate depending on the number of shares of URS common stock and equity awards ultimately determined to be outstanding immediately prior to the effective time of the Merger. AECOM’s source of funds for the merger consideration includes shares of AECOM common stock and the proceeds of certain debt financings consummated by AECOM.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the Merger, the officers and directors of the Company prior to the Merger ceased to serve as officers and directors of the Company. Following the effective time of the Second Merger, the Surviving Company will be managed by and under the direction of AECOM as its sole member and shall have no directors or officers until such time as AECOM duly elects and appoints such directors or officers.

Immediately after the Effective Time, Douglas W. Stotlar was appointed to the board of directors of AECOM as a Class I director to serve until AECOM’s 2015 annual meeting of stockholders and until his successor is elected and qualified, and William H. Frist was appointed to the board of directors of AECOM as a Class II director to serve until AECOM’s 2016 annual meeting stockholders and until his successor is elected and qualified, pursuant to the terms of the Merger Agreement. Each was a member of the Board of Directors of the Company prior to the Merger.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On October 16, 2014, the Company held a special meeting of its stockholders in connection with the Merger. At the meeting, the Company’s stockholders present in person or by proxy voted on the matters described below.

1.	Stockholders approved a proposal to adopt the Merger Agreement, based on the following votes:

Votes For	Votes Against	Votes Abstained
54,469,907	130,872	1,827,748

2.	Stockholders approved a proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the approval of Proposal No. 1, based on the following votes:

Votes For	Votes Against	Votes Abstained
50,289,611	4,583,479	1,555,437

3.	Stockholders approved a proposal, on an advisory (non-binding) basis, to approve the compensation that may be paid or become payable to the Company’s named executive officers in connection with the Merger, and the agreements and understandings pursuant to which such compensation may be paid or become payable, based on the following votes:

Votes For	Votes Against	Votes Abstained
48,425,061	5,650,164	2,353,302

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 20, 2014

AECOM GLOBAL II, LLC
(as successor to URS Corporation)

By:	AECOM Technology Corporation, its Member

	By:	/s/ Joseph Masters
	Name:	Joseph Masters
	Title:	Senior Vice President